Exhibit 99.1

New Era Energy & Digital Provides Business Update and Reports Q3 2026 Results

Up to 207 MW of firm, contracted power for TCDC Phase 1, with availability expected in Q3 2027

In advanced negotiations on the Phase 1 lease documentation under a non-binding LOI covering TCDC Phases 1 and 2

MIDLAND, Texas, November 12, 2026 (GLOBE NEWSWIRE) -- New Era Energy & Digital, Inc. (Nasdaq: NUAI) (“New Era” or the “Company”), a developer of next-generation digital infrastructure and integrated power assets, today provided a business update for the quarter ended September 30, 2026.

“Since our last quarterly update, we have contracted up to 207 MW of TCDC Phase 1 power, posted the required cash collateral and strengthened our balance sheet. With power availability expected in the third quarter of 2027, our focus is on our advanced negotiations for the Phase 1 lease and putting the financing and delivery arrangements in place,” said Charlie Nelson, Chairman and Chief Executive Officer of New Era.

“Responsible development has guided our approach from day one. That means designing power arrangements to avoid additional transmission costs for ratepayers, using water responsibly and giving local communities a voice. We want Texans to have a seat at the table and local residents and businesses to share in the opportunities TCDC creates.”

Recent Highlights

Texas Critical Data Centers LLC (“TCDC”) Leasing and Delivery

●	Executed a 20-year power purchase agreement (“PPA”) with Luminant, ET Services Company, LLC, an affiliate of Vistra Corp, for a minimum of 200 MW and up to 207 MW of firm power. Power availability is expected in the third quarter of 2027, with initial ready-for-service targeted for the fourth quarter of 2027

●	In advanced negotiations on the Phase 1 lease documentation under a non-binding LOI covering Phases 1 and 2 with the same prospective tenant

●	Site preparation is underway and an additional 99 acres are under contract, alongside the existing 493 acres owned

Responsible Development in Texas

●	Power and ratepayers: Phase 1 uses an existing registered, behind-the-meter private use network outside the Electric Reliability Council of Texas’ Batch Zero process. Phase 2 plans add new on-site generation to serve the additional demand directly. These arrangements are designed to avoid passing additional transmission costs on to other Texas ratepayers

●	Water stewardship: TCDC’s design prioritizes closed-loop cooling to limit water consumption. The Company is evaluating reuse of water produced by Permian Basin oil and gas operations for cooling, with the potential to reduce freshwater demand and volumes sent to disposal wells

●	Texans a seat at the table: Continuing direct engagement with local officials, businesses and community organizations in Odessa and Ector County, alongside efforts to support local employment and work with local suppliers and contractors

Financial Position

●	Completed a $64 million PIPE to repay Macquarie borrowings used to fund a portion of the Phase 1 PPA cash collateral, and support TCDC leasing and development

●	At October 31, 2026, total cash was $187 million, comprising $49 million of unrestricted cash and $138 million of restricted cash, including collateral supporting the PPA letter of credit

●	Outstanding debt at October 31, 2026 was $20 million and was cash collateralized

●	Retained the option for up to $200 million of post-lease financing under the Macquarie facility, subject to applicable financing conditions

TCDC Phases 2 and 3

●	Phase 2 plans include approximately 550 MW of new behind-the-meter generation with Thunderhead Energy Solutions, with the air permit application filed

●	Phase 3 remains in design

Business Update Call Details

Time and Date: 8:00 a.m. Eastern Time, Thursday, November 12, 2026

Access Option	Registration Link
Live Webcast	Use this link
Phone Dial-In with Live Q&A	Use this link

A replay will be accessible shortly after the event on the Company’s investor relations website.

About New Era Energy & Digital, Inc.

New Era Energy & Digital is developing large-scale data centers across energy-rich U.S. markets to support AI training and inference workloads. New Era’s flagship project, Texas Critical Data Centers, is a 493-acre site located in the Permian Basin, with anticipated capacity scaling to over 1GW over time. New Era’s strategy is to combine large-acreage sites with flexible power solutions, including behind-the-meter power. New Era’s approach is a modular, phased data center deployment model, utilizing best-in-class water efficiency and self-generated power to minimize community impact and accelerate time-to-power for hyperscale, enterprise and edge operators.

For more information, visit: www.newerainfra.ai and follow New Era Energy & Digital on LinkedIn and X.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: our ability to construct, develop, lease and maintain our flagship project; our ability to realize the anticipated benefits of the power purchase agreement; our ability to access adequate project financing, commercial borrowings and debt and equity capital markets to fund our significant anticipated capital expenditures; the ability to obtain and maintain credit support to secure contractual obligations on commercially reasonable terms or at all; the impact of supply chain disruptions, labor availability, raw materials and input commodity costs and availability, and manufacturing and transportation; general business and economic conditions; environmental history, remediation, and associated risks; our ability to obtain and renew leases with our tenants on terms favorable to us, and manage our growth, business, financial results and results of operations; our ability to respond to price fluctuations and rapidly changing technology; the impact of tariffs and global trade disruptions on us and our tenants; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, and restrictive governmental actions; the degree and nature of our competition; our failure to generate sufficient cash flows to service indebtedness; our expectations regarding the anticipated timeline of our cash, cash equivalents and short-term investments, future financial performance and our ability to continue as a going concern; material negative changes in the creditworthiness and the ability of our tenants to meet their contractual obligations; increases and volatility in interest rates; increased power, labor, equipment procurement, shipping, refurbishment or construction costs; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our inability to obtain and/or maintain necessary government or other required consents or permits; changes in, or the failure or inability to comply with, local, state, federal and applicable international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us; our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting and operations; and other factors (including the risks contained in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our Form 10-Q for the quarterly period ended September 30, 2026). Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For investor inquiries, please contact:

OG Advisory Group

Lincoln Tan

nuai@orangegroupadvisors.com

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